Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Howard Midstream Partners, LP of our report dated August 25, 2016 relating to the Statement of Revenues and Direct Expenses of Angelina Gathering Company, L.L.C., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

October 18, 2017